Exhibit 99.1

Aditxt, Inc. (NASDAQ: ADTX) Provides Shareholder Update and Planned Strategy for Achieving Commercial Scale

RICHMOND, Va. (Aug. 18, 2023) – Aditxt,® Inc, (NASDAQ: ADTX) (“Aditxt” or the “Company”), a global innovation company focused on innovation and activation of precision medicine therapeutics and technologies that monitor and modulate the immune system, is pleased to provide an important update regarding its innovation programs and strategic M&A initiatives.

At Aditxt, our DNA is focused on bringing some of the most needed and promising health innovations and solutions to life in a faster, more efficient way. We believe strongly in the power of precision medicine, precision diagnostics and monitoring, precision prevention, and precision treatment. People deserve better than a one-size-fits-all approach to disease prevention, diagnostics, and treatments—in every area of health, including autoimmune diseases, oncology, neurology, and viral infections.

As we near the end of the third quarter of 2023 and look ahead to 2024, we are focused on expanding our portfolio to include:

•	2 current programs in monitoring and treating autoimmunity and organ transplantation: Adimune and Pearsanta.
•	a human clinical trial with Mayo Clinic studying the central nervous system disorder Stiff-Person Syndrome using our proprietary ADI-100™.

For Q2 2023 and the first half of the Q3 2023, we have been heavily focused on ongoing conversations around promising innovations. We also mutually agreed to terminate the non-binding letter of intent with Natural State Genomics and Natural State Laboratories.

Since the founding of Aditxt, we have believed that commercializing health innovations deserves a new approach driven by stakeholders. For far too long, game-changing innovations never see the light of day. Highly promising innovations, drug molecules, therapeutics, screening devices, or pieces of hardware or software, are tabled due to lack of critical infrastructure, expertise, and resources needed to survive and thrive—including, operations, finance, M&A, global partnerships, content and marketing, access to labs and research facilities, and more. We believe that the Aditxt model offers the foundation innovations needed to succeed.

Finally, Aditxt was built and designed to harness the power of global capital markets and partners—from medical research institutions to software and hardware companies, manufacturing, and commercialization. As we expand, so does our ability to accelerate innovation. We are committed to advancing healthcare through innovation and precision medicine. At Aditxt, we strive to make promising innovations possible, together.

Leadership Weighs In

“Aditxt takes a stakeholder-driven approach to developing and deploying some of the most promising health innovations such as Pearsanta’s immune monitoring platform, and Adimune’s immune modulation therapeutic,” says Amro Albanna, Aditxt CEO, Chairman and Co-Founder. “Our goal is to get our current programs to reach key clinical or commercial stage and expand our portfolio of innovations to address additional markets such as oncology and neurology.”

Aditxt Portfolio Updates

AdimuneTM, Inc.

Immune modulation program

Adimune, Inc.’s immune modulation technologies are designed to retrain the immune system to restore tolerance in autoimmune diseases and allergies, and to induce tolerance in allogeneic skin transplantation.

Program Highlights and Next Steps

•	Adimune and Mayo Clinic signed a clinical trial agreement to test ADI-100™ in patients with Stiff-Person Syndrome, a rare central nervous system autoimmune disease mediated by a target antigen also implicated in T1D.
-	U.S. human trials are expected to be underway in Q4 2023.
-	Mayo Clinic is currently working to enroll 15 to 20 patients and initial screenings have begun.
•	ADI-100™ prevented checkpoint-inhibitor-induced T1D without preventing its effectiveness in reducing cancer tumor size, demonstrating selective upregulation of regulatory cells.
•	Clinical trial applications for psoriasis and T1D are expected to be filed with the German Health Authority in Q1 2024.
•	Clinical grade manufacturing of clinical grade drug substances (DNA plasmids) has been completed and GMP formulation of clinical grade ADI-100™, to be used for the first-in-human studies in subjects with psoriatic lesions, is expected to be initiated.
•	Completed the in-life portion of the toxicology studies. Safety data are recorded and Adimune is awaiting immunotoxicology data.

Leadership Weighs In

“This is an exciting time for Adimune. ADI-100™ is now part of an investigator sponsored study at the Mayo Clinic this year in patients with Stiff-Person Syndrome, a very severe progressive central nervous system autoimmune disorder,” says Adimune co-CEO Joachim-Friedrich Kapp, M.D., Ph.D. “Once the stability program is completed, we intend to finalize the CTA documents and apply for regulatory approval to perform clinical trials in two additional indications, T1D and psoriasis. We are optimistic that the findings in the human trials will confirm what has been established in the vast number of animal safety and efficacy studies.”

PearsantaTM, Inc.

“Lab testing anytime and anywhere”

Pearsanta, Inc. is committed to building a “lab testing anytime and anywhere” model through three channels:

Traditional lab developed tests (“LDT”s); Point of Care (“POC”) devices (i.e., “lab on a chip,”); and Direct to Consumers (“DTC”) offerings.

Program Highlights and Next Steps

•	Established immune monitoring center in Richmond, VA in 2021, for centralized and decentralized lab services. An advanced multi-spectral sensor technology platform for at-home testing is currently under development for decentralized lab services. Market roll out for at-home testing is expected to begin in Q2 2024 through brick-and-mortar retailers along with a DTC eCommerce online marketing strategy coupled with social media influencers.
•	Continuing to expand product pipeline, research, and development, and have wider commercial reach with patients with a POC testing platform.
•	Working to identify M&A opportunities to access new territories and markets for additional innovation expertise in the field of genetics, products, and services to deliver Pearsanta’s “Health by the Numbers” for improved health outcomes.
•	Exploring future partnerships for the development, implementation, and distribution of a rapid PCR-based testing platform. Rapid test results will have the potential to enable almost real-time clinical decision making in prescribing the most appropriate treatment protocol for Covid, influenza, respiratory syncytial virus (RSV), urinary tract infections (UTIs), sexually transmitted Infections (STIs), strep throat, and others.

Leadership Weighs In

“Pearsanta’s lab testing platform is a paradigm shift in how consumers can access their healthcare on demand for immediate care,” says Ernie Lee, Head of Pearsanta. “As an example, positive lab test results from UTIs, Covid, flu, RSV, and STIs respond most effectively when treatments are started within a few days of symptoms. Through the platform, you could potentially be tested, see a health care provider, receive a prescription for a medication, if one is needed, and have the prescription filled—all in one encounter.”

AdivirTM, Inc.

Antiviral therapeutics

Adivir, Inc. is focused on catalyzing discoveries that prevent and cure infectious diseases.

Program Highlights and Next Stage

•	Continue to work towards completing the transaction for the acquisition of 50 percent ownership in G Response Aid FZCO, which includes the license to develop and commercialize 200MG Avigan® (Favipiravir), an antiviral that may be used as a mono treatment or in combination therapies.

About Aditxt, Inc.

Aditxt, Inc.® (NASDAQ: ADTX) is a global innovation company focused on innovation and activation of precision medicine therapeutics and technologies that monitor and modulate the immune system. Headquartered in Richmond, Virginia, with operations in Silicon Valley, California, and New York. Aditxt’s mission of “Making Promising Innovations Possible, Together” is defined by our growing ecosystem of research institutions, global industry partners, and shareholders who inform and inspire our mission. Aditxt’s diverse innovation portfolio includes: Adimune™, Inc., developing and designing a new class of therapeutics for retraining the immune system to address organ rejection, autoimmunity, and allergies; Adivir™, Inc., focused on identifying, developing and commercializing new ways to treat infectious diseases; and Pearsanta™, Inc., which offers personalized immune monitoring for a wide range of health conditions, including hereditary cancer, wounds and cardiomyopathy.

For more information, visit the Company’s websites at www.Aditxt.com, www.Adimune.com, and www.Pearsanta.com. Follow us on LinkedIn for the latest company news.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements include statements regarding the Company's intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the Company's ongoing and planned product and business development; the Company’s ability to finance and execute on its strategic M&A initiatives; the Company’s ability obtain the necessary funding and partner to commence clinical trials; the Company's intellectual property position; the Company's ability to develop commercial functions; expectations regarding product launch and revenue; the Company's results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and strategies; the Company’s ability to raise additional capital; the industry in which the Company operates; and the trends that may affect the industry or the Company. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, as well as market and other conditions and those risks more fully discussed in the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in the Company's other filings with the Securities and Exchange Commission. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media and Investor Relations Contact:
ir@aditxt.com

www.aditxt.com